Exhibit 99.1

Reynolds American Inc.

P.O. Box 2990

Winston-Salem, NC 27102-2990

Contact: Media:	David Howard (336) 741-3489	Investor Relations:	Morris Moore (336) 741-3116	RAI 2015-15

Reynolds American completes acquisition of Lorillard and related divestitures

WINSTON-SALEM, N.C. – June 12, 2015 – Reynolds American Inc. (NYSE: RAI) has completed its acquisition of Lorillard, Inc. and related divestiture transactions. As a result of the acquisition, Lorillard is a wholly owned subsidiary of RAI, and former Lorillard shareholders will own approximately 15 percent of RAI’s common stock.

RAI’s operating companies have key brands across major industry categories: Newport, Camel, Pall Mall and Natural American Spirit in combustible cigarettes; Grizzly in smokeless tobacco; and VUSE in the vapor market.

In the acquisition, former Lorillard shareholders will receive $50.50 in cash and 0.2909 of a share of RAI common stock for each share of Lorillard common stock they owned. In the related divestiture transactions, subsidiaries of RAI have sold the KOOL, Salem, Winston, Maverick and blu eCigs brands, and other assets and liabilities, to ITG Brands, LLC, a subsidiary of Imperial Tobacco Group, PLC, for total consideration of approximately $7.1 billion in cash.

Additionally, British American Tobacco p.l.c. maintained its approximately 42 percent ownership in RAI through an equity investment of approximately $4.7 billion.

“As a result of this acquisition, Reynolds American has a significantly strengthened, balanced and diversified portfolio of iconic brands across all key categories – the most balanced in the industry,” said Susan M. Cameron, RAI’s president and chief executive officer. “The transaction supports RAI’s efforts to lead the transformation of the tobacco industry. The synergies, improved operational efficiencies and higher sales volumes generated by this combination will better position RAI’s operating companies to fuel continued investment in brand building, R&D and innovation for the long-term future of the company.”

Web Disclosure

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news about RAI and its operating companies. We use the website as our primary means of distributing quarterly earnings and other company news. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted.

FORWARD-LOOKING STATEMENTS

Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and RAI’s and its subsidiaries’ expectations, beliefs, intentions or future strategies that may be signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. These risks, contingencies and other uncertainties include:

•	the information appearing under the caption “Risk Factors” included in RAI’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and in any updates to the risk factors in any quarterly or other report filed by RAI with the SEC subsequent to such Annual Report;

•	the substantial and increasing taxation and regulation of tobacco products, including the regulation of tobacco products by the U.S. Food and Drug Administration (FDA);

•	the effect of adverse governmental developments on RAI’s subsidiaries’ sales of products that contain menthol, including the possibility that the FDA will issue regulations prohibiting menthol, or restricting the use of menthol, in cigarettes;

•	the possibility that the FDA will require the reduction of nicotine levels or the reduction or elimination of other constituents in cigarettes;

•	the possibility that the FDA will issue regulations extending the FDA’s authority over tobacco products to e-cigarettes, subjecting e-cigarettes to restrictions on, among other things, the manufacturing, marketing and sale of such products;

•	decreased sales resulting from the future issuance of “corrective communications,” required by the order in the U.S. Department of Justice case on five subjects, including smoking and health, and addiction;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the possibility that reports from the U.S. Surgeon General regarding the negative health consequences associated with cigarette smoking and second-hand smoke may result in additional litigation and/or regulation;

•	the possibility of being required to pay various adverse judgments in the Engle Progeny cases and/or other litigation;

•	the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of RJR Tobacco’s smoke-free tobacco products) under the Master Settlement Agreement and prior states’ settlement agreements;

•	the possibility that the arbitration award partially resolving disputes relating to the NPM adjustment provision under the Master Settlement Agreement (2003 NPM adjustment) will be vacated or otherwise modified;

•	the possibility that the arbitration award with respect to certain of the states found to be non-diligent in connection with the 2003 NPM adjustment will be vacated or otherwise modified;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s and its subsidiaries’ dependence on the U.S. cigarette industry and premium and super-premium brands;

•	concentration of a material amount of sales with a limited number of customers and potential loss of these customers;

•	competition from other manufacturers, including those resulting from industry consolidations or any new entrants in the marketplace;

•	increased promotional activities by competitors, including manufacturers of deep-discount cigarette brands;

•	the success or failure of new product innovations, including the digital vapor cigarette, VUSE;

•	the success or failure of acquisitions or dispositions, which RAI or its subsidiaries may engage in from time to time, including the acquisition of Lorillard (Merger) and the divestiture (Divestiture) of certain brands and other assets to ITG Brands, LLC (ITG);

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the reliance on outside suppliers to manage certain non-core business processes;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf, and other raw materials and commodities used in products;

•	the passage of new federal or state legislation or regulations;

•	the effect of market conditions on interest rate risk, foreign currency exchange rate risk and the return on corporate cash, or adverse changes in liquidity in the financial markets;

•	the impairment of goodwill and other intangible assets, including trademarks;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension and postretirement benefits accounting or required pension funding levels;

•	the substantial amount of RAI debt, including the additional debt incurred and assumed in connection with the Merger;

•	the possibility of decreases in the credit ratings assigned to RAI, and to the senior unsecured long-term debt of RAI;

•	the possibility of changes in RAI’s historical dividend policy;

•	the restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions, including disruptions in information technology systems or security breaches, that may adversely affect manufacturing or other operations and other facilities or data;

•	the loss of key personnel or difficulties recruiting and retaining qualified personnel;

•	the inability to adequately protect intellectual property rights;

•	the significant ownership interest of British American Tobacco p.l.c. (BAT) and its subsidiaries, RAI’s largest shareholder, in RAI and the rights of BAT and its subsidiaries under the governance agreement between the companies;

•	the potential consequences due to the expiration of the standstill provisions of the governance agreement, and the expiration of RAI’s shareholder rights plan on July 30, 2014;

•	a termination of the governance agreement or certain of its provisions in accordance with its terms, including the limitations on B&W’s representation on the RAI board of directors and its committees;

•	the potential for increased competition between RAI and BAT and their respective subsidiaries due to expiration of the non-competition agreement between RAI and BAT on July 30, 2014; and

•	additional risks, contingencies and uncertainties associated with the Merger and Divestiture that could result in an adverse effect on the results of operations, cash flows and financial position of RAI and its subsidiaries and/or the failure to realize any anticipated benefits of the Merger and Divestiture to RAI shareholders, including:

•	the effect of the Merger and Divestiture on the ability to maintain business relationships, and on operating results and businesses generally;

•	the reliance of RJR Tobacco on ITG to manufacture Newport on RJR Tobacco’s behalf for a period of time after the Merger and Divestiture;

•	RAI’s obligations to indemnify ITG for specified matters and to retain certain liabilities related to the transferred assets;

•	the failure to realize projected synergies and other benefits from the Merger and Divestiture; and

•	the incurrence of significant post- transaction related costs in connection with the Merger and Divestiture.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT US

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; American Snuff Company, LLC; Santa Fe Natural Tobacco Company, Inc.; Niconovum USA, Inc.; Niconovum AB; and R.J. Reynolds Vapor Company.

•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. R.J. Reynolds’ brands include three of the best-selling cigarettes in the U.S.: Newport, Camel and Pall Mall. These brands, and its other brands, are manufactured in a variety of styles and marketed in the U.S.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Santa Fe Natural Tobacco Company, Inc. manufactures and markets Natural American Spirit 100% additive-free natural tobacco products, including styles made with organic tobacco.

•	Niconovum USA, Inc. and Niconovum AB market innovative nicotine replacement therapy products in the U.S. and Sweden, respectively, under the ZONNIC brand name.

•	R.J. Reynolds Vapor Company manufactures and markets VUSE e-cigarettes, a highly differentiated vapor product.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn how RAI and its operating companies are transforming the tobacco industry, go to the RAI website, Transforming Tobacco.

###